                                                                   EXHIBIT 10.26

                            SEVENTH AMENDMENT TO THE
                       AMGEN RETIREMENT AND SAVINGS PLAN
                AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


     The Amgen Retirement and Savings Plan as Amended and Restated Effective April 1, 1996, as amended (the "Plan") is hereby amended, effective June 28, 1999, as follows:

1.  Section 2.20 of the Plan is amended to read in its entirety as follows:

     2.20 "Employee" means an individual who (a) on the Payroll of a member of the Affiliated Group or (b) is a "leased employee" (within the meaning of section 414(n) of the Code) with respect to a member of the Affiliated Group. "Employee shall not include a nonresident alien who receives no earned income (within the meaning of section 911(b) of the Code) from a member of the Affiliated Group that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

2.   Section 2.35 of the Plan is amended to read in its entirety as follows:

     2.35 "Participating Company" means the Company, Amgen (Bermuda) Clinical Development, Limited, Amgen (Bermuda) Clinical Development 2, Limited, Amgen (Bermuda) Clinical Development 3, Limited, Amgen (Bermuda) Clinical Development 4, Limited, Amgen (Bermuda) Clinical Development 5, Limited, Amgen (Bermuda) Clinical Development 6, Limited, Amgen (Bermuda) Clinical Development 7, Limited, Amgen (Bermuda) Clinical Development 8, Limited, and any other member of the Affiliated Group that the Company has designated in writing as a Participating Company.

3. Section 2.36 of the Plan is added to read in its entirety as follows and all subsequent sections shall be renumbered to reflect the addition of this
     Section 2.36:

     2.36 "Payroll" means the system used by an entity to pay those individuals it regards as its employees for their services and to withhold federal income and employment taxes from the compensation it pays to such employees. "Payroll" does not include any system the entity uses to pay individuals whom it does not regard as its employees and for whom it does not actually withhold federal income and employment taxes (including, but not limited to, individuals it regards as independent contractors, consultants or employees of temporary employment agencies).

4.  Section 3.3 of the Plan is amended to read in its entirety as follows:

     3.3  "Eligible Employee" means an Employee of a Participating Company who
           -----------------
          is described in (a) or (b) of this Section 3.3. and is not excluded under (c) of this Section 3.3. An individual's status as an Eligible Employee shall be determined by the Company and its determination shall be conclusive and binding on all persons.

          (a) Regular Full-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular full-time employee" is an Eligible Employee.

          (b) Regular Part-Time Employee. Unless excluded under (c) below, an individual classified by a Participating Company as a "regular part-time employee" shall become an Eligible Employee upon completion of a Year of Service.

          (c) Excluded Individuals. An individual shall not be an Eligible Employee for any period in which he or she is:

              (1) Included in a unit of employees covered by a collective-
                  bargaining agreement that does not provide that such individual shall be eligible to participate in the Plan;

              (2) Not on the Payroll of a Participating Company, even though such person may be deemed, for any reason, to be an employee;

              (3) Subject to an oral or written agreement that provides that such individual shall not be eligible to participate in the Plan;

              (4) Employed by a non-U.S. subsidiary of the Company;

              (5) Classified by a Participating Company as a "leased employee"
                  (within the meaning of section 414(n) of the Code) with respect to such Participating Company or would be so classified but for the period-of-service requirement of Code section 414(n)(2)(B); or

              (6) A temporary employee, independent contractor, consultant, or any other person or entity for whom a Participating Company does not withhold federal income and employment taxes from such person's or entity's compensation.

            If, during any period, a Participating Company has not regarded an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.

To record this Seventh Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 28th day of June, 1999.


                                    AMGEN INC.


                                    By:    /s/ George A. Vandeman
                                           ----------------------

                                    Title: Senior Vice President,
                                           Corporate Development,
                                           General Counsel and Secretary

                                       3